UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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South Dakota Soybean Processors, LLC
(Name of Registrant As Specified in Charter)

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South Dakota Soybean Processors, LLC
100 Caspian Avenue, PO Box 500
Volga, South Dakota 57071

NOTICE OF ANNUAL MEETING OF MEMBERS
TO BE HELD ON JUNE 18, 2019
Registration and Supper: 5:30 p.m. - Meeting: 6:30 p.m.

Members of South Dakota Soybean Processors, LLC:

The 2019 Annual Meeting of Members of South Dakota Soybean Processors, LLC (the “Company,” “we,” “us” or “our”) will be held on June 18, 2019 at the Sioux Valley High School Gym, located at 200 Hansina Ave, Volga, South Dakota, 57071. Registration and supper will begin at 5:30 p.m. (CDT), and the Annual Meeting will commence at 6:30 p.m. (CDT).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF ANNUAL MEETING
MATERIALS FOR THE MEMBER MEETING TO BE HELD ON TUESDAY, JUNE 18, 2019:

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This communication presents only an overview of the complete annual meeting materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the annual meeting materials before voting.

•	The Proxy Statement, Ballot and Annual Report to members are available at www.sdsbp.com, click "About" and "2019 Annual Meeting."

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If you wish to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling our office at (605) 627-6100 or toll free at (888) 737-7888, or emailing Amy Koisti at Amy.Koisti@sdsbp.com on or before June 1, 2018, to facilitate timely delivery.

The purposes of the meeting are to take the following actions: (1) To receive the report of management on the business of the Company and the Company’s audited financial statements for the fiscal year ended December 31, 2018; (2) To elect five members of the board of managers, one from each of the five geographical districts; (3) To approve, on an advisory basis, the compensation of the Company's named executive officers ("Say-on-Pay"), and (4) To transact such other business as may properly come before the meeting and at any and all adjournments thereof.

Only those members of record on May 1, 2019 are entitled to notice of and to vote at the 2019 Annual Meeting and any adjournments thereof.  For your ballot to be valid, it must be received by us no later than June 18, 2019 (10 a.m. CDT) or presented in person at the 2019 Annual Meeting.

All members are cordially invited and encouraged to attend the Annual Meeting and to cast your membership vote in person. However, if you do not plan to attend the meeting, and to assure the presence of a quorum, we request that you promptly sign, date, and return the ballot. Ballots are available on our website at www.sdsbp.com, then clicking “About” and “2019 Annual Meeting” and may be printed by the members. If you wish to revoke your ballot at the meeting and execute a new ballot, you may do so by giving notice to Amy Koisti. You may fax the ballot to us at (605) 627-5869 or mail it to us at PO Box 500, Volga, South Dakota 57071. If you have any questions about the voting process or need directions to the Annual Meeting, please call us at (605) 627-6100.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Gary Kruggel, President
Board of Managers
Volga, South Dakota
April 16, 2019

South Dakota Soybean Processors, LLC
100 Caspian Avenue, PO Box 500
Volga, South Dakota 57071

PROXY STATEMENT
2019 ANNUAL MEETING OF MEMBERS
JUNE 18, 2019
Registration and Supper - 5:30 p.m. Meeting - 6:30 p.m.
 VOTING INFORMATION
The proxy statement and ballot were prepared by the board of managers of South Dakota Soybean Processors, LLC (the “Company,” “we,” “us” or “our”) for use at the 2019 Annual Meeting of Members to be held on Tuesday, June 18, 2019, or at any adjournment thereof. The 2019 Annual Meeting will be held at the Sioux Valley High School Gym, located at 200 Hansina Ave, Volga, South Dakota 57071. Distribution of this proxy statement and ballot to the members is scheduled to begin on or about May 1, 2019.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q: Why did I receive this Proxy Statement?
A: The board of managers of the Company is providing this proxy statement and ballot to enable you to vote at the 2019 Annual Meeting because you were a member of the Company at the close of business on May 1, 2019, the record date, and are entitled to vote at the meeting.
Q: What am I voting on?
A: At the 2019 Annual Meeting, the members will vote on: (i) the election of five managers to the board - one from each of the five geographical districts and (ii) to approve, on an advisory basis, the compensation of our named executive officers ("Say-on-Pay"). Although the board is not currently aware of any additional matters to be presented at the 2019 Annual Meeting, if other matters do properly come before the 2019 Annual Meeting, those present will vote on those matters if a quorum is present.
Q: How many votes do I have?
A: Each Class A member is entitled to one vote for each matter to be voted on at the 2019 Annual Meeting, regardless of how many capital units the member owns.
Q: What is the voting requirement to elect the board members and what is the effect of an abstention vote?
A: In the election of board members, the nominees from each of the five districts receiving the greatest number of votes relative to the votes cast will be elected, regardless of whether any individual nominee receives votes from a majority of the quorum. Members do not have cumulative voting rights. In the election, because board members are elected by plurality vote, abstention votes will not be counted either for or against any nominee. Abstentions will only be included when counting members to determine whether a sufficient number of the voting members are represented to establish a quorum.
Q: What is the Say-on-Pay Vote?
A: The Say-on-Pay vote is an advisory vote by the Company's members where the member can either endorse or not endorse the Company's system of compensating its named executive officers. While the Say-on-Pay vote is not binding on our board, the board intends to consider the outcome of the vote in setting its compensation program for the named executive officers. The Company may also use the Say-on-Pay vote to engage members in a dialogue regarding the Company's system of compensating its named executive officers.
Q: What is the voting requirement for the Say-on-Pay vote and what is the effect of an abstention?
A: The advisory vote regarding the compensation of named executive officers will be approved if the votes cast FOR the proposal exceeds the votes cast AGAINST the proposal. A properly executed ballot marked ABSTAIN with respect to the proposal will not count FOR or AGAINST the proposal. Abstentions with respect to this proposal are counted for purposes of establishing quorum.
Q: How many Class A members are there?
A: As of May 1, 2019, there were 30,419,000 Class A units outstanding and 2,203 Class A members of record. Since each Class A member is entitled to one vote, regardless of the number of units the member owns, there are 2,203 total votes available on any matter presented to the members.
Q: What constitutes a quorum?
A: The presence, either in person or through a mail-in ballot, of ten percent (10%) of the first 100 Class A members and five percent (5%) of additional Class A members constitutes a quorum. Based on the current number of Class A members, the presence of at least 116 members, either in person or through a properly executed ballot, would constitute a quorum. If you submit a properly executed ballot, you will be considered present at the 2019 Annual Meeting for the purpose of establishing a quorum.
Q: How do I vote?
A: You may vote at the 2019 Annual Meeting by submitting a ballot using either of the following methods:

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Cast Ballot by Mail or Fax prior to the 2019 Annual Meeting. You may cast your vote for the proposals by executing a ballot for the 2019 Annual Meeting and submitting it to us prior to the 2019 Annual Meeting. We urge you to specify your choice by marking the appropriate boxes on your ballot for the 2019 Annual Meeting. After you have marked your choices, please sign and date the ballot and return it to us, either by mail at PO Box 500, Volga, South Dakota, 57071 or fax to (605) 627-5869. All ballots submitted by mail or fax must be RECEIVED by us by June 18, 2019 (10:00 a.m. CDT).

•	Cast Ballot In Person at the 2019 Annual Meeting. You may cast your vote by being present in person at the 2019 Annual Meeting and casting your ballot at the meeting.
Q: What can I do if I change my mind after I send in my ballot?
A: You may revoke your ballot by:

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Giving written notice of the revocation, which must be RECEIVED prior to 10:00 a.m. (CDT) on June 18, 2019, to Amy Koisti at our office at PO Box 500, Volga, South Dakota 57071 or by fax at (605) 627-5869; or

•	Giving personal or written notice of the revocation to Amy Koisti at the commencement of the 2019 Annual Meeting.
Q: Who can attend the 2019 Annual Meeting?
A: All members as of the close of business on the record date, and their immediate families, may attend the 2019 Annual Meeting.
Q: What is the record date for the 2019 Annual Meeting?
A: May 1, 2019.
Q: Who will count the vote at the 2019 Annual Meeting?
A: All votes will be tabulated by members of the Nomination Committee, who were appointed as Inspectors of Elections by the board.
YOUR VOTE IS IMPORTANT. PLEASE PRINT, COMPLETE, SIGN AND RETURN YOUR BALLOT NO LATER THAN 10:00 A.M. CDT ON TUESDAY, JUNE 18, 2019, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

PROPOSALS

PROPOSAL ONE: ELECTION OF MANAGERS
The first proposal at the 2019 Annual Meeting is the election of five members of the board of managers. Each district will elect ONE manager. The elected managers will serve on the board until the 2022 Annual Meeting (a term of three years). Petition and other forms nominating the following members have been submitted to the Nomination Committee of the board and been approved for presentation to the membership:

District	Geographic Area by State and County	Name(s)
District 1	South Dakota: Brookings, Deuel, Hamlin and Kingsbury	Kent Howell

District 2	South Dakota: Lake, McCook, Miner, Minnehaha and Moody	Robert Nelsen
Minnesota: Cottonwood, Jackson, Murray, Nobles, Pipestone and Rock

District 3	Minnesota: Lac qui Parle, Lincoln, Lyon and Yellow Medicine	Jeff Hanson

District 4	Minnesota: All other counties	Gary Kruggel
Ronald Welter

District 5	South Dakota: All other counties	Ned Skinner
All Other States
The board has not taken a position on recommending any of the above nominees for election by the members.
Information About Nominees
The following table sets forth certain information, with respect to the nominees to the board of the Company. The number of capital units beneficially owned by the nominees to the board and existing board members not running for election is set forth below under “Security Ownership of Certain Beneficial Owners, Management and Nominees.”

District	Name and Position with Company, if any, Address.	Age	Board Member Since or Prior Board Member	Occupation and Background

1	Kent Howell 21281 464th Ave. Volga, SD 57071	63	2011: also served from 2005-2008
Kent has been a farmer for the past 43 years. He is a retired firefighter with the Volga Fire Department. He received his B.S. degree in Agriculture from South Dakota State University, Brookings, South Dakota, in 1977.

2	Robert Nelsen 1173 280th Ave. Westbrook, MN 56183	78	2016; also served from 2005-2014 and 1995-2004
Robert is a retired farmer. He is a state director of the Minnesota Soybean Growers Association and a board member of the Murray County Corn and Soybean Growers. He is also a member of the Lions, VFW and American Legion.

District	Name and Position with Company, if any, Address.	Age	Board Member Since or Prior Board Member	Occupation and Background
3	Jeffrey Hanson 2011 Hwy 40 Madison, MN 56256	61	2016
Jeffrey has been a farmer for the past 38 years. He served as chairman for the Faith Lutheran Church in Madison, Minnesota. He graduated with a B.S. degree in Physical Education from Moorhead State, Moorhead, Minnesota, in 1981.

4	Gary Kruggel 30217 Hwy 15 S Winthrop, MN 55396 President; Governance Committee	57	2013
Gary has been a farmer for the past 28 years. He is a former commissioner for Sibley County, Minnesota. He is also a former board member of Winthrop Opportunities in Winthrop, Minnesota, and The New Midwest Company, LLC (f/k/a Golden Oval Eggs, LLC), a former public reporting company. He graduated with a degree in Sales & Marketing from Willmar Vo-Tech College, Willmar, Minnesota, in 1987.

4	Ronald Welter 416 15th St. N Cold Spring, MN 56320	70	—
Ronald has worked as a CPA since 1975 and owner of Lesage Reynolds & Welter Co. Ltd. in Eden Valley, Minnesota, since 1995. He has served as a director for the Eden Valley Hawks Baseball Club. He received his B.S. degree in Accounting from Mankato State University in Mankato, Minnesota, in 1970.

5	Ned Skinner 302 Fiddlers Point Dr St. Augustine, FL 32080 Governance and Finance/Audit Committees	66	2016
Ned has been the President of Skinner Agri-Products, Inc. since 1998. Previously, he was the Vice-President and General Manager of the Commodities and Starch & Specialty Products divisions for Tate & Lyle, Decatur, Illinois, and President of the Industrial & Food Service Division of Burns Philp, Sydney, Australia. He has served as a director for Portland Food Products in Portland, Oregon, Two Rivers Bank & Trust in Burlington, Iowa, and Nu World Foods in Naperville, Illinois. He received his B.S. degree in Industrial Administration from Iowa State University in Ames, Iowa, in 1974, and earned his M.B.A. from Harvard Business School in Cambridge, Massachusetts, in 1981.

Information About Non-Nominee Board Members
The following table describes important information about the members of the board who are not subject to re-election at the 2019 Annual Meeting and are continuing in office.

District	Name and Position with Company, if any, Address.	Age	Board Member Since or Prior Board Member	Current Term Expiring*	Occupation and Background

1	Jonathan Kleinjan 400 Ohio Dr. Brookings, SD 57006 Vice-President; Governance, Finance/Audit and Nomination Committees	46	2014	2020
Jonathan has been a farmer for the past 23 years. He has been employed in the Plant Science Department at South Dakota State University since 2002 and is currently the director of Crop Performance Testing. He received a B.S. degree in Ag Business, a M.S. degree in Agronomy, and a Ph.D. in Plant Science from South Dakota State University, Brookings, South Dakota, in 1996, 2002, and 2019, respectively.

1	Craig Weber 45202 205th St. Arlington, SD 57212	52	2018	2021
Craig has been a farmer for the past 28 years. He has served as president of Brookings Kingsbury Counties Farm Bureau and treasurer for the Denver Township. He also served on the board for Arlington Community Oil, Arlington Farmers Elevator, and Prairie Ag Partners. He received a B.S. degree in Agriculture from South Dakota State University in Brookings, South Dakota, in 1989.

2	Maurice Odenbrett 2778 41st St. Fulda, MN 56131 Nomination Committee	74	2014; also served from 2003-2013 and 1995-2005	2020	Maurice is a retired farmer. He serves on the St. Gabriel's Cemetery Board.

2	Doyle Renaas 22223 459th Ave. Nunda, SD 57050	52	2018; also served from 2012-2016	2021
Doyle has been a farmer for the past 34 years. He is a director for Kingsbrook Rural Water and has also served as a director for Rutland High School, Grace Church Council and the Clarno Township. He graduated with an Associate's degree in Agriculture from South Dakota State University, Brookings, South Dakota, in 1992.

District	Name and Position with Company, if any, Address.	Age	Board Member Since or Prior Board Member	Current Term Expiring*	Occupation and Background
3	Wayne Enger 2090 180th St. Madison, MN 56256 Finance/Audit and Nomination Committees	66	2014; also served from 2004-2013	2020
Wayne has been a farmer for the past 44 years. He is a former secretary of the Madison Farmers Elevator and former board member of the Lac Qui Parle County Soybean Producers. He also served as president and treasurer of the Midwest Cattlemen's Association and is the former president and financial secretary of the Garfield Lutheran Church Board. He received a B.A. degree in Mathematics and German Literature from University of Minnesota - Morris in 1975.

3	Gary Goplen 2574 220th St. Canby, MN 56220 Secretary; Governance Committee	55	2015	2021
Gary has been a farmer for the past 38 years. He was a maintenance worker for Associated Milk Producers in Dawson, Minnesota, for 19 years. He is a former president and membership chairman for the Midwest Cattlemen's Association. He served as group leader and on the livestock committee for the OWA 4H in Canby, Minnesota. He also served as treasurer and superintendent of the Dawson Covenant Church Sunday School program. He graduated with a degree in Farm Diesel Mechanics from Canby Vo-Tech in Canby, Minnesota, in 1983.

4	Mark Brown 1003 4th St. N St. James, MN 56081 Governance, Finance/Audit and Nomination Committees	67	2017	2020
Mark has been a farmer for the past 22 years. He has been employed as an agricultural loan officer in the Farm Credit system since 1981. He is a state director of the Minnesota Soybean Growers Association and a past president of the St. James Lions Club and First Lutheran Church in St. James, Minnesota. He graduated with a B.S. degree in Science Teaching from Mankato State University, Mankato, Minnesota, in 1973.

District	Name and Position with Company, if any, Address.	Age	Board Member Since or Prior Board Member	Current Term Expiring*	Occupation and Background
4	Michael Reiner 502 W Central St. Springfield, MN 56087 Finance/Audit Committee	65	2018	2021
Michael has been a farmer for the past 39 years. He serves as chairman of the St. Raphael Education Board and secretary/treasurer for Southern Minnesota Farm Crops Association. He received a B.S. degree in Business Administration from Bemidji State University, Bemidji, Minnesota, in 1976.

5	Ronald Anderson 1414 S State St. Chicago, IL 60605 Nomination Committee	78	2017	2020
Ronald has been a farmer in Lyon County, Minnesota, for the past 32 years. He was self-employed with RLA Trading, LLC from 1994 until December 2016. He was a Senior Vice-President at Continental Grain Company for 27 years. He was involved in the original feasibility study for the Company starting in 1992. He received a B.S. degree in Agricultural Education from South Dakota State University, Brookings, South Dakota, in 1963.

5	Adam Schindler PO Box 594 Reliance, SD 57569	33	2018	2021
Adam has been a farmer/rancher for the past 12 years. He serves as captain of the Reliance Fire Department, supervisor of American Creek Conservation District, and member of the National Sorghum Producers Legislative Committee. He has also served on the finance committee for St. Mary's Catholic Church in Reliance, South Dakota. He received an Associates of Arts & Science degree from Sinte Gleska University, Mission, South Dakota, in 2007 and a B.S. degree in Economics from South Dakota State University, Brookings, South Dakota, in 2010.

Information about Executive Officers
The following individuals serve as our executive officers in the capacities listed. These officers serve at the discretion of the board and can be terminated without notice.

Name	Age	Position

Thomas J. Kersting	56	Chief Executive Officer
Mark Hyde	45	Chief Financial Officer
Thomas J. Kersting, Chief Executive Officer. Tom has served as the chief executive officer since March 28, 2011. As chief executive officer, he is responsible for the entire operation of the Company. Prior to serving as the chief executive officer, he served as commercial manager of the Company from 1998 to 2011 and as procurement manager from 1996 to 1998. He is a licensed commodity broker and a former director of the National Oilseed Processors Association. He graduated from the University of Minnesota’s College of Agriculture with a B.S. in Agricultural Business Administration with an emphasis in operations management.
Mark Hyde, CPA, Chief Financial Officer. Mark has served as the chief financial officer since November 1, 2010. He is responsible for all financial, accounting and reporting obligations of the Company. Prior to becoming chief financial officer, he served as corporate controller of the Company from 2003 to 2010. Prior to this time, he was employed as a senior associate with Eide Bailly LLP, in Sioux Falls, South Dakota. He graduated from the University of South Dakota with a B.S. in Business Administration, and from the University of Denver with a Masters of Accounting.
PROPOSAL TWO: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
We are requesting your advisory (non-binding) approval of the compensation of our named executive officers as disclosed in Executive Officers and Executive Compensation, the compensation tables, and related narrative disclosures in this Proxy Statement. This non-binding advisory vote is commonly referred to as a “Say-on-Pay” vote. Please read the Compensation of Officers and Managers section starting on page 14 of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the compensation paid to our named executive officers in 2018.
Although the advisory Say-on-Pay vote is non-binding, our board of managers will consider the outcome of the vote when making future compensation decisions for named executive officers.
Our total compensation philosophy is designed to maintain a compensation program that will:

•	Attract, retain and reward associates with the skills required to accomplish the Company's strategic business objectives;

•	Provide accountability and incentives for achievement of those objectives;

•	Link compensation to financial performance and increased capital unit value;

•	Properly balance the risk profile of the Company with both short- and long-term incentives;

•	Be designed within a consistent philosophy and framework;

•	Create a culture of adherence to core values and strong ethical behavior; and

•	Be integrated with the Company's business processes, including business planning, performance management, and succession planning.
The total compensation philosophy seeks to achieve the appropriate balance among market-based salaries, variable incentive compensation and benefits designed to incent and reward both the current and long-term achievement of our business objectives, business and financial plans, and mission fulfillment. It also seeks to incentivise prudent risk taking within board-established parameters, properly balancing between short- and long-term business performance.

For named executive officers, the Company strives to deliver a significant portion of total target compensation through performance-based pay. The board believes that this philosophy fosters a performance-oriented, results-based culture wherein compensation varies from one year to the next on the basis of actual results achieved. The board also finds that this variable performance-based compensation approach has been effective at driving financial performance in a difficult economic environment, aligning the interests of our members and our executives, and retaining qualified and experienced executives.
We are asking you to indicate your support for the compensation of our named executive officers as described in the Proxy Statement. This vote is not intended to address any specific item of compensation, our general compensation policies, or the compensation of our board of managers. Rather, this vote relates to the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, “For” the following resolution at the Annual Meeting:
“RESOLVED, that the members of the Company hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in Compensation of Officers and Managers, the compensation tables, and related information in this Proxy Statement.”
OUR BOARD UNANIMOUSLY RECOMMENDS THAT MEMBERS CAST THEIR ADVISORY VOTE IN FAVOR OF “FOR” THE FOREGOING RESOLUTION.
CORPORATE GOVERNANCE
Board Structure
The board currently consists of 15 persons representing five geographical districts. The geographical districts are located primarily in South Dakota and Minnesota. The president (chairman) of the board does not serve as our chief executive officer, chief financial officer, or in any management executive position. Also, neither our chief executive officer, chief financial officer, nor any management personnel serves on the board.
Determination of Board Independence
Although the board is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities, the board has considered the independence of the nominees for election at the Annual Meeting and the existing board members not running for election at the Annual Meeting under NASDAQ Rule 5605(a)(2). The board has determined that, with the exception of Messrs. Howell, Kleinjan, Renaas and Weber, all of the nominees to the board and existing board members not running for election are independent under NASDAQ Rule (a)(2). Messrs. Howell, Kleinjan, Renaas and Weber are not considered independent because each received from the Company over $120,000 for the sale and delivery of soybeans to the Company within any of the preceding three years.
Committees of the Board of Managers and Committee Independence
The board has the following committees: finance/audit committee, governance committee, and nomination committee. The board does not have a standing compensation committee because of the Company’s small size and management structure which the board believes reduces the need for such committee; instead, the governance committee and the remaining members of the board participate in the consideration of executive officer and board compensation. The composition and function of the committees of the board are set forth below.
Finance/Audit Committee. The finance/audit committee acts under an audit committee charter, which is available on the Company’s website at http://www.sdsbp.com under “Investors,” “Finance and Audit Committee Charter.” The charter is used by the audit committee to guide its activities. The current members of the audit committee are Ned Skinner, who serves as the chairman of the committee, Mark Brown, Wayne Enger, Jonathan Kleinjan, and Michael Reiner. Because our board members are generally farmers, as is common for producer-based agricultural entities, we do not have a financial expert serving on our finance/audit committee. Although our finance/audit committee is exempt from the independence listing standards because our capital units are not publicly traded or listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities, we believe that, with the exception of Mr. Kleinjan, all of the members of the finance/audit committee are independent within the meaning of NASDAQ Rule 5605(a) and (c). Mr. Kleinjan is not independent because he received payment from the Company for the sale and delivery of soybeans to the Company within any of the three preceding years. The finance/audit committee held seven meetings during the fiscal year ended December 31, 2018.
Governance Committee. The governance committee assists the board in the supervision of the chief executive officer and chief financial officer, including the review of their performance and compensation package, reviews legal issues and responsibilities of the Company, and provides guidance on future long- and short-term planning of the Company. The current members of the governance committee are Gary Kruggel, who serves as chairman of the committee, Mark Brown, Gary Goplen, Jonathan Kleinjan and Ned Skinner. The governance committee held two meetings during the fiscal year ended December 31, 2018.
Nomination Committee. The nomination committee acts under a nomination committee charter that is available for review on our website at www.sdsbp.com under “Investors,” “Nomination Committee Charter.” The members of the nomination committee for the 2019 Annual Meeting are Jonathan Kleinjan, who serves as the chairman of the committee, Ronald Anderson, Mark Brown, Wayne Enger and Maurice Odenbrett. New members of the nomination committee are selected each year and will be appointed for purposes of the 2020 Annual Meeting. The nomination committee reviews the nomination petition forms submitted by members and searches for and contacts potential nominees for open positions on the board. We believe that, with the exception of Mr. Kleinjan, all of the members of the nomination committee are independent within the meaning of NASDAQ Rule 5605(a). Mr. Kleinjan is not independent because he received payment from the Company for the sale and delivery of soybeans to the Company within any of the three preceding years. The nomination committee held three meetings in 2018 and through March 31, 2019.
Board Attendance at Board, Committee and Annual Member Meetings
The board held nine regularly scheduled meetings during the fiscal year ended December 31, 2018. Each board member attended at least 75% of the meetings of the board during the fiscal year ended 2018. Each manager attended at least 75% of the committee meetings of which each was a member during the fiscal year ended 2018. The Company does not have a formal attendance policy for the Annual Meeting; however, we encourage all board members to attend the Annual Meeting of members. All board members attended the Annual Meeting of members in 2018.
Board Nomination
Criteria for Nomination to the Board. The nomination committee is responsible for identifying, evaluating and approving qualified candidates for nomination as managers. The committee has not adopted minimum qualifications that nominees must meet in order for the committee to recommend them to the board. Rather, the committee evaluates each prospective nominee against general standards and qualifications, including their:

•	experience in the Company's core business or ancillary markets;

•	ability to represent the interests of the members of the Company;

•	level of integrity, commitment and independence of thought and judgment; and

•	ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties.
The committee also considers other relevant factors as it deems appropriate, including:

•	the current composition of the board, and the extent to which the prospective nominee would contribute to the board's diversity in terms of talent, skill, knowledge, and expertise; and

•	the evaluations of other prospective nominees.
Members are permitted and encouraged each year to recommend a prospective nominee to the board by sending a letter to the attention of the nomination committee. In addition, our operating agreement requires all board members to be members or a representative owner of a member in the Company, which in effect causes members generally to nominate to the board other members of the Company or causes members of the Company to submit nomination on behalf of themselves.

Process for Identifying and Evaluating Nominees
To be nominated for election to the board at an annual meeting, nominations are required to be submitted in writing to our office, 100 Caspian Ave, PO Box 500, Volga, South Dakota 57071-0500. Nominations are required to be submitted no earlier than January 1 and no later than March 15 of each year. The letter may include whatever supporting material the member considers appropriate. A member who is himself or herself interested in being considered for nomination to the board is required to fill out a questionnaire and return the questionnaire to the nomination committee no earlier than January 1 and no later than March 15 of each year.
Once the committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to or known by the committee, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the following factors:

•	the need for additional board members to fill vacancies or expand the size of the board; and

•	the likelihood that the prospective nominee can satisfy the evaluation factors described above.
If the committee determines (in consultation with the other managers as appropriate) that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. The committee then evaluates the prospective nominee against the standards and qualifications it determines are relevant. After completing this evaluation, the committee determines whether or not a nominee should be presented for election by the members.
Board Nominees for the 2019 Annual Meeting
The nomination committee selected the six nominees - Jeffrey Hanson, Kent Howell, Gary Kruggel, Robert Nelsen, Ned Skinner and Ronald Welter for the 2019 Annual Meeting of Members. Messrs. Hanson, Howell, Kruggel, Nelsen, and Skinner were selected because, as existing or former board members of the Company, each has valuable knowledge and experience about the Company’s business and operations. Most nominees were further selected because they are, or once were, an agriculture producer, a factor which provides the Company with valuable skills and information about the soybean and farming industry. Other nominees were selected because of their experience and skills in agricultural-related or financial industries. For purposes of the 2019 Annual Meeting, all of the selected nominees are members of the Company who submitted nomination petitions on behalf of themselves.
Relationships between Board Members, Executive Officers, or Nominees
No family or interlocking relationships exist between any of the managers of the board, officer, key employee, or nominee of the Company.
Communications with the Board
Members and other parties interested in communicating directly with the board, or to an individual member of the board, may do so in writing to the board or to an individual member of the board. Communications should be addressed to: the name of the individual board member, or the Board of Managers, South Dakota Soybean Processors, LLC, 100 Caspian Ave, PO Box 500, Volga, South Dakota 57071.
Code of Ethics
Our board has adopted a Code of Ethics that applies to our officers, including our chief executive officer and chief financial officer. A copy of the Code of Ethics can be obtained, without charge, by writing to the Company at the following address:
South Dakota Soybean Processors, LLC
100 Caspian Ave, PO Box 500
Volga, South Dakota 57071
Amendments and modifications to, and waivers of, the Code of Ethics will be promptly disclosed by the Company, to the extent required under the Exchange Act, on a current report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF MANAGERS
The finance/audit committee oversees our accounting and financial reporting process and assists the board in fulfilling its oversight responsibilities. Our management has the primary responsibility for the financial statements and the reporting process. Our independent auditor, Eide Bailly LLP, is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The finance/audit committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2018. The finance/audit committee has discussed with Eide Bailly LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, with respect to those statements. We have reviewed the written disclosures and the letter from Eide Bailly LLP required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Eide Bailly LLP its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, we recommended to the board that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

THE FINANCE/AUDIT COMMITTEE

Mark Brown
Wayne Enger
Jonathan Kleinjan
Michael Reiner
Ned Skinner
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Eide Bailly LLP, independent certified accountants, served as our independent registered public accounting firm for the fiscal years ended December 31, 2018 and 2017. Representatives of Eide Bailly are not expected to be present at the 2019 Annual Meeting of Members. The fees paid in 2018 and 2017 are as follows:
Fees for Fiscal Year Ended December 31, 2018:
Audit Fees. Eide Bailly LLP billed a total amount of $100,000 for professional services rendered for the audit of the Company’s various annual financial statements for the fiscal year ended December 31, 2018, and the reviews of the financial statements included in the Company’s Form 10-Qs for the fiscal year ended December 31, 2018.
Tax Fees. Eide Bailly LLP billed a total amount of $33,775 for professional tax services for the fiscal year ended December 31, 2018.
All Other Fees. Eide Bailly LLP did not render any other services for which fees were paid for services rendered in connection with other matters requested by the Company during the fiscal year ended December 31, 2018.
Fees for Fiscal Year Ended December 31, 2017:
Audit Fees. Eide Bailly LLP billed a total amount of $100,200 for professional services rendered for the audit of the Company’s various annual financial statements for the fiscal year ended December 31, 2017, and the reviews of the financial statements included in the Company’s Form 10-Qs for the fiscal year ended December 31, 2017.
Tax Fees. Eide Bailly LLP billed a total amount of $40,785 for professional tax services for the fiscal year ended December 31, 2017.
All Other Fees. Eide Bailly LLP did not render any other services for which fees were paid for services rendered in connection with other matters requested by the Company during the fiscal year ended December 31, 2017.

Audit Committee Pre-Approval Policies
The finance/audit committee charter provides that the finance/audit committee is required to approve in advance any fees related to non-audit services. Accordingly, Eide Bailly submits to the finance/audit committee a notice of services proposed to be provided and the associated fees prior to the provision of any non-audit services.
COMPENSATION OF OFFICERS AND MANAGERS
Compensation Discussion and Analysis
Overview
Throughout this proxy statement, the individuals who serve as our Chief Executive Officer and Chief Financial Officer are referred to as the "executive officers".
Compensation Committee
The five-member governance committee serves as the Company's compensation committee for the year ended December 31, 2018. The governance committee assists the board in the supervision of the chief executive officer and chief financial officer, including the review of their performance and compensation package. The governance committee ensures that the total compensation paid to executive officers is fair, reasonable and competitive.
The governance committee:

1.	establishes and administers a compensation policy for the executive officers;

2.	reviews and approves the compensation policy for all of the employees other than the executive officers;

3.	reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies;

4.	reviews and monitors our succession plans;

5.	approves awards to employees pursuant to our incentive compensation plans; and

6.	approves modifications in the employee benefit plans.
All of the governance committee's actions are reported to the full board and, where appropriate, submitted to the board for ratification. In determining the Chief Executive Officer's compensation, the governance committee considers evaluations prepared by the board. From time to time, the governance committee may delegate the Chief Executive Officer the authority to implement certain decisions of the committee, to set compensation for other executive officers and management employees and to fulfill administrative duties.
In setting compensation, the governance committee took into account the member vote at the 2016 Annual Meeting of Members called the "Say-on-Pay" proposal, where the members voted in favor of the Company's system of compensating its executive officers, the vote of which is held every three years.
Compensation Philosophy and Objectives
Our total compensation philosophy is designed to maintain a compensation program that will:

•	Attract, retain and reward associates with the skills required to accomplish the Company's strategic business objectives;

•	Provide accountability and incentives for achievement of those objectives;

•	Link compensation to financial performance and increased capital unit value;

•	Properly balance the risk profile of the Company with both short- and long-term incentives;

•	Be designed within a consistent philosophy and framework;

•	Create a culture of adherence to core values and strong ethical behavior; and

•	Be integrated with the Company's business processes, including business planning, performance management, and succession planning.
Compensation Committee Procedures
The governance committee is responsible for determining the nature and amount of compensation for the Company's executive officers. The governance committee receives input from the Chief Executive Officer on the personal performance achievements of the executives and management employees who report to him. This individual performance assessment determines a portion of the annual compensation for each manager. In addition, the Chief Executive Officer provides input on salary increases, incentive compensation opportunities, and long-term incentive grants for the executives and management employees who report to him, which the committee considers when making executive compensation decisions.
The governance committee conducts its own performance review of the Chief Executive Officer. The governance committee annually evaluates the performance of our Chief Executive Officer and determines and approves the Chief Executive Officer's compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer's compensation, the compensation committee will consider all relevant factors, including the Company's performance, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Company in past years. The Chief Executive Officer is not present during committee deliberations concerning his compensation.
The governance committee also provides input to the Chief Executive Officer regarding their annual performance review and compensation level of the Chief Financial Officer.
Compensation Elements
Generally, the types of compensation and benefits provided to the executive officers are similar in form to the compensation and benefits provided to our other employees. For the year ended December 31, 2018, the principal components of our compensation for executive officers included:

•	base salary;

•	incentive cash bonuses; and

•	other personal benefits.
We expect that the principal components of compensation for any executive officer who may be hired in 2019 will be comprised of the same principal components. We have entered into employment agreements with Mr. Kersting (our CEO) and Mr. Hyde (our CFO). These components have been included in the employment agreements with our executive officers, as well as in Company policies.
Base Salaries
Base salaries for our executive officers are established based on the scope of their roles, responsibilities, experience levels and performance, and taking into account competitive market compensation paid by comparable companies for similar positions. Base salaries are reviewed approximately annually, and may be adjusted from time to time to realign salaries with market levels after taking into account individual performance and experience.
Bonus
Annual incentive compensation in the form of a bonus is made to all full-time employees, including executive officers, under an employee profit-sharing program approved by the board. Under the annual incentive program, a cash bonus is made to executive officers if and only to the extent the Company is profitable, based on the Company’s defined net income at the end of the fiscal year. For all executive officers, including Messrs. Kersting and Hyde, the specific percentage awarded is based on a formula and an evaluation by the Chief Executive Officer and board of managers, who take into account current base salary level, level of responsibility and the impact of the executive officer's position on profits. Specifically, if net income exceeds $2 million at the end of the year, an aggregate amount, or pool, is set aside for distribution based on the following formula: [Net Income - $2 million] * 4.6%. Net income for purposes of this calculation is defined as consolidated net income according to our audited financial statements, excluding any income or expense that may be considered extraordinary and not arising in the ordinary course of business. Our net income in 2018, 2017, and 2016 for purposes of calculating the employees’ incentive pool was $26.37 million, $8.32 million, and $12.28 million, respectively.
Employment Agreements with Executive Officers
On March 21, 2017, we entered into an employment agreement with Mr. Kersting which continues until terminated by Mr. Kersting or the Company.
The employment agreement provides for an initial base salary of $365,000 for 2017, $375,000 for 2018, $385,000 for 2019, and is subject to review and adjustment on an annual basis by the board of managers. The agreement contains benefits relating to termination and change in control. In the event Mr. Kersting is terminated from employment from the Company for various reasons, he is entitled to the payment equal to Mr. Kersting’s base salary at the time of termination for the greater of the remaining term of his agreement (up to a maximum of 36 months) or a 52-week period. If Mr. Kersting voluntarily terminates his employment or is terminated for "cause" by the Company, he has no right, and the Company has no obligation, to continue salary or other employee benefits after the date of termination.
The employment agreement prohibits Mr. Kersting from competing with the Company anywhere in North America during the term of the employment agreement and for two years thereafter. The employment agreement also restricts Mr. Kersting from disclosing certain Company information, interfering with the Company and soliciting customers, suppliers or past or present employees of the Company in connection with a competitive business in North America for one year after the date of termination.
On March 21, 2017, we entered into an employment agreement with Mr. Hyde which continues until terminated by Mr. Hyde or the Company.
The employment agreement provides for an initial base salary of $124,000 and is subject to review and adjustment on an annual basis by the Chief Executive Officer of the Company. The agreement contains benefits relating to termination and change in control. In the event Mr. Hyde is terminated from employment from the Company for various reasons, he is entitled to the payment equal to Mr. Hyde’s base salary at the time of termination for the lesser of the number of months equal to the number of years during which Mr. Hyde was employed by the Company or 24 months. If Mr. Hyde voluntarily terminates his employment or is terminated for "cause" by the Company, he has no right, and the Company has no obligation, to continue salary or other employee benefits after the date of termination.
The employment agreement prohibits Mr. Hyde from competing with the Company anywhere in North America during the term of the employment agreement and for one year thereafter. The employment agreement also restricts Mr. Hyde from disclosing certain Company information, interfering with the Company and soliciting customers, suppliers or past or present employees of the Company in connection with a competitive business in North America for one year after the date of termination.
Potential Payments upon Termination or Change in Control
If our Chief Executive Officer and Chief Financial Officer would have been dismissed without cause on December 31, 2018, and assuming that there was no reduction for salary earned in other employment, the Company estimates that it would have provided salary and health care benefits over a 36-month period of approximately $822,000 and $195,000, pursuant to our employment agreements with the Chief Executive Officer and Chief Financial Officer, respectively.
Stock Awards
None
All Other Compensation
Other compensation provided to our executive officers includes such things as defined contribution plans and life insurance premiums. We provide these benefits, as well as medical and dental coverage, to our executive officers to the same extent as such benefits are provided to our other employees. These benefits are intended to make our executive officers more efficient and effective and provide for their health and well-being. The board reviews these other benefits to confirm that they are reasonable and competitive in light of the overall goal of designing the compensation program to attract and retain talent while maximizing the interests of our members.

Defined Contribution Plans - We provide the executive officers and all employees of the Company a tax-qualified 401(k) plan of the Internal Revenue Code. We match 50% of all full-time employees’ contributed earnings, up to a maximum contribution of three percent (3%) of the employee’s wages.
Life Insurance Premiums - We pay premiums for basic term life insurance, and accidental and disability insurance policies for all executive officers and all employees of the Company.
Perquisites - Our Chief Executive Officer and Chief Financial Officer do not receive any perquisites. If any perquisites are received and used for personal reasons, the cost of value is imputed to the executive officers as income and the executive officers are responsible for all applicable taxes.
Accounting and Tax Treatment of Awards
None of our executive officers, managers, or employees receives compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.
Compensation Committee Report
The governance committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the board of managers determined that the Compensation Discussion and Analysis should be included in this proxy statement.

THE GOVERNANCE COMMITTEE

Mark Brown
Gary Goplen
Jonathan Kleinjan
Gary Kruggel
Ned Skinner
Summary Compensation Table
The tables below summarize the total compensation paid or earned for services in all capacities during each of the previous three years for (i) Tom Kersting, who has served as our chief executive officer; and (ii) Mark Hyde, who served as our chief financial officer. There were no other executive officers, or employees acting in similar capacity, in the previous three years.

Name and Principal Position	Year	Salary* ($)	Bonus* ($)	Stock Awards* ($)	All Other* Compensation ($)	Total ($)
Tom Kersting	2018	$375,000	$149,334	$—	$8,871	$533,205
Chief Executive Officer	2017	365,000	37,945	—	8,721	411,666
	2016	350,000	61,682	—	8,571	420,253

Mark Hyde	2018	$129,000	$43,085	N/A	$4,843	$176,928
Chief Financial Officer	2017	124,000	11,741	N/A	4,338	140,079
	2016	118,500	18,600	N/A	5,216	142,316
* See “Base Salaries,” “Bonus,” “Stock Awards,” and “All Other Compensation” above for further information.

Board of Managers' Compensation
Our board compensation policy effective in 2018 was approved by our board in December 2017. For each board or committee meeting or function, the president receives a fee of $800, the secretary receives a fee of $600, and all other managers receive a $500 fee. All managers receive $100 for each board or committee meeting held via conference call. In addition, each manager receives a monthly stipend of $100. Managers are also reimbursed at current IRS rates for travel incurred for each board and committee meeting or function and when attending other events on behalf of the Company.
Effective January 1, 2019, the board increased the meeting allowance by $100 for both the president and secretary and increased the monthly stipend for each manager from $100 to $200.
We do not provide our board of managers with any equity or equity option awards, nor any non-equity incentive payments or deferred compensation. Similarly, we do not provide them with any other perquisites, defined contribution plans, consulting fees, life insurance premium payments or otherwise. No employees served on the board.
The Company provided the following compensation to individuals on the board of managers for their services:

Name	Fees Earned or Paid in Cash	Total ($)
Ronald Anderson	$3,000	$3,000
Paul Barthel (1)	2,600	2,600
Mark Brown	6,800	6,800
Gary Duffy (1)	2,600	2,600
Wayne Enger	6,775	6,775
Gary Goplen	7,800	7,800
Jeffrey Hanson	6,100	6,100
Kent Howell	6,700	6,700
Jonathan Kleinjan	6,700	6,700
Gary Kruggel	12,400	12,400
Robert Nelsen	6,800	6,800
Maurice Odenbrett	7,700	7,700
MIchael Reiner (2)	4,600	4,600
Doyle Renaas (2)	4,600	4,600
Adam Schindler (2)	4,600	4,600
Ned Skinner	6,900	6,900
Randy Tauer (1)	2,600	2,600
Craig Weber (2)	4,600	4,600
Ardon Wek (1)	2,600	2,600

(1)	Messrs Barthel, Duffy, Tauer and Wek's term on the board of managers ended on June 19, 2018.

(2)	Messrs. Reiner, Renaas, Schindler and Weber were elected to the board of managers on June 19, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND NOMINEES
The following table sets forth the beneficial ownership of our outstanding capital units by nominees to the board who are existing board members, named executive officers, and existing board members who are not running for election as of May 1, 2019. As of that date, no person beneficially owned more than 5% of our capital units.

Name of Beneficial Owner (1)	Number of Votes Beneficially Owned	Voting Percentage	Number of Capital Units Beneficially Owned	Ownership Percentage
Ronald Anderson, Manager (2)	1	*	60,000	*
Mark Brown, Manager (3)	1	*	20,500	*
Wayne Enger, Manager (4)	1	*	20,500	*
Gary Goplen, Manager	1	*	7,500	*
Jeffrey Hanson, Manager	1	*	35,000	*
Kent Howell, Manager (5)	2	*	80,000	*
Mark Hyde, CFO	—	—	—	—
Tom Kersting, CEO	—	—	—	—
Jonathan Kleinjan, Manager	1	*	18,000	*
Gary Kruggel, Manager (6)	1	*	15,000	*
Robert Nelsen, Manager	1	*	26,000	*
Maurice Odenbrett, Manager	1	*	45,000	*
Michael Reiner, Manager (7)	1	*	9,000	*
Doyle Renaas, Manager (8)	2	*	27,000	*
Adam Schindler, Manager (9)	1	*	8,500	*
Ned Skinner, Manager (10)	8	*	173,250	*
Craig Weber, Manager (11)	1	*	7,500	*
Managers and Executive Officers, as a group	24	*	552,750	1.8%
*    Percentage of shares beneficially owned by each owner does not exceed 1.5% of the class.

(1)	The addresses for each of the individual managers listed are set forth above under “Information About Nominees” and “Information about Non-Nominee Board Members.”

(2)	Represents capital units owned jointly with Mr. Anderson's wife.

(3)	Represents capital units owned jointly with Mr. Brown's wife.

(4)	Represents capital units owned by Wayne Enger Revocable Trust of which Mr. Enger is a trustee.

(5)	Includes 50,000 capital units owned by Howell Farms of which Mr. Howell is an owner and 30,000 capital units owned jointly with Mr. Howell's wife.

(6)	Represents capital units owned by Gary A. Kruggel Living Trust of which Mr. Kruggel is the trustee.

(7)	Represent capital units owned jointly with Mr. Reiner's wife.

(8)	Includes 20,000 capital units owned jointly with Mr. Renaas' parents.

(9)	Represents capital units owned by Schindler Enterprises, LLC of which Mr. Schindler is an owner.

(10)
Includes 153,250 capital units owned by Skinner Agri-Products, Inc. of which Mr. Skinner is the president, 7,500 capital units owned by Ned Skinner IRA, 2,500 capital units owned by Mr. Skinner's wife, and 7,500 capital units owned by Mr. Skinner's wife's IRA.

(11)	Represents capital units owned by Craig & Karyn Weber Living Trust of which Mr. Weber is a trustee.
The following table sets forth the beneficial ownership of our outstanding capital units by the nominees to the board who are not existing board members as of May 1, 2019.

Name of Beneficial Owner	Number of Votes Beneficially Owned	Voting Percentage	Number of Capital Units Beneficially Owned	Ownership Percentage
Ronald Welter (1)	2	*	12,500	*
*    Percentage of shares beneficially owned does not exceed 1% of the class.

(1)	Includes 7,500 capital units owned by Mr. Welter's wife.
RELATED PERSON TRANSACTIONS
Transactions in Fiscal Years 2017 and 2018
Since 2016, we have not entered into any transactions and there are no currently proposed transactions, in which we were or are to be a participant and the amount exceeds $120,000, in which any related person had or will have a direct or indirect interest, except as described in the “Executive Officers and Executive Compensations” section of this proxy statement or as described below.
In the ordinary course of business, we regularly enter into transactions to purchase soybeans. From time to time, we may buy soybeans from related persons on the same basis as we buy soybeans from unrelated parties. In fiscal year 2018, we purchased soybeans in the amount of $210,000 from Howell Farms which is Kent Howell’s business and $182,000 from Jonathan Kleinjan. Messrs. Howell and Kleinjan are members of our board.
In fiscal year 2017, we purchased soybeans in the amount of $269,000 from Howell Farms which is Kent Howell’s business and $283,000 from Doyle Renaas. Messrs. Howell and Renaas are members of our board.
Process for Review, Approval or Ratification of Transactions with Related Persons
We do not have any formal policies and procedures for the review, approval or ratification of transactions between individual board members or officers and the Company except as set forth under our operating agreement. Under our operating agreement, all acts of the board are required to be conducted by majority vote of disinterested persons serving on the board. A disinterested person is defined as a person who does not have a financial interest or affiliation in any contract or agreement, or whose family member does not have a financial interest or affiliation. A person who is not disinterested is precluded from voting on the matter at hand unless such agreement or contract is made available to all members of the Company, such as a soybean delivery agreement or transfer of capital units. In 2018, these terms and conditions were fully complied with by all members of the board.
SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Under Section 16(a) of the Exchange Act, our directors (managers), executive officers and any persons holding 10% or more of the capital units are required to report their ownership of our capital units and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and to furnish us with copies of such reports. Specific due dates for these reports have been established and we are required to disclose in this report any failure to file on a timely basis by such persons. To our knowledge, based solely upon a review of copies of such reports received by us which were filed with the SEC from January 1, 2018 through December 31, 2018, and upon written representations from such persons that no other reports were required, we believe that all reports required to be filed under Section 16(a) have been timely filed with the SEC in 2018.
ANNUAL REPORT
Our Annual Report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended December 31, 2018, is posted on our website at http://www.sdsbp.com then clicking “Investors” “2019 Annual Meeting,” and “2018 Annual Report on Form 10-K.”
These annual meeting materials are being delivered pursuant to the Internet Availability of Proxy Materials rules promulgated by the SEC. We will provide each member a printed or e-mail copy of the Proxy Statement and Annual Report on Form 10-K without charge within three business days of receiving a written request. Members should direct any requests for a printed or e-mail copy of the annual meeting materials by calling our office at (605) 627-6100 or toll free at (888) 737-7888 or e-mailing Amy Koisti at amy.koisti@sdsbp.com, by June 1, 2019 to facilitate timely delivery. We will provide each member a copy of the exhibits to the Annual Report on Form 10-K upon written request and without charge to our members. The 2018 Annual Report on Form 10-K complete with exhibits and the Proxy Statement are also available at no cost through the EDGAR database available from the SEC’s internet address (www.sec.gov). Information about us is also available on our website at www.sdsbp.com, under “Investors”, “Financials”, “SEC Compliance”, which includes links to reports we have filed with the SEC.
MEMBER PROPOSALS
Any member proposal intended to be considered for inclusion in the Proxy Statement for presentation at the 2020 Annual Meeting of Members must be received by the Company no later than February 15, 2020. The proposal must be in accordance with the Rule 14a-8 promulgated by the SEC under the Exchange Act. It is suggested that the proposal be submitted by certified mail-return receipt requested. Members who intend to present a proposal at the 2020 Annual Meeting of members without including such proposal in the Company’s Information Statement must provide us with notice of such proposal no later than 60 days before the Annual Meeting date. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
OTHER MATTERS
The board knows of no other matter to be acted upon at the meeting.

BY THE ORDER OF THE BOARD OF MANAGERS

/s/ Gary Kruggel
Gary Kruggel
President of the Board of Managers

April 16, 2019

CLASS A MEMBER BALLOT - DISTRICT #1
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
2019 Annual Meeting
By signing below, I certify that:

•	I am either the owner or the authorized representative of the owner of Class A Capital Units of South Dakota Soybean Processors, LLC, and have full power and authority to vote such capital units; and

•	I vote such capital units on the following matters as set forth below.
PROPOSAL ONE: MANAGER ELECTION. Please place an X in the box next to the nominee for which you wish to vote, by marking “For” or “Abstain.” YOU MAY CAST YOUR VOTE FOR ONLY ONE NOMINEE.

	For	Abstain
Kent Howell	☐	☐
PROPOSAL TWO: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY). Please place an X in the box next to your choice. YOU MAY ONLY VOTE BY MAKING ONE SELECTION.

☐ For	☐ Against	☐ Abstain
Ballots must be RECEIVED by 10:00 a.m. (CDT) on Tuesday, June 18, 2019 at our office, either by mail or fax, or must be hand delivered to the 2019 Annual Meeting in order be valid. You may fax the ballot to us at (605) 627-5869 or mail to us at PO Box 500, Volga, South Dakota 57071.

Date:
Signature

Print Name

Date:
Signature

Print Name
PLEASE NOTE: If capital units are jointly owned, such as joint ownership between a husband and wife, both joint owners must sign the ballot for it to be valid.

CLASS A MEMBER BALLOT - DISTRICT #2
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
2019 Annual Meeting
By signing below, I certify that:

•	I am either the owner or the authorized representative of the owner of Class A Capital Units of South Dakota Soybean Processors, LLC, and have full power and authority to vote such capital units; and

•	I vote such capital units on the following matters as set forth below.
PROPOSAL ONE: MANAGER ELECTION. Please place an X in the box next to the nominee for which you wish to vote, by marking “For” or “Abstain.” YOU MAY CAST YOUR VOTE FOR ONLY ONE NOMINEE.

	For	Abstain
Robert Nelsen	☐	☐
PROPOSAL TWO: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY). Please place an X in the box next to your choice. YOU MAY ONLY VOTE BY MAKING ONE SELECTION.

☐ For	☐ Against	☐ Abstain
Ballots must be RECEIVED by 10:00 a.m. (CDT) on Tuesday, June 18, 2019 at our office, either by mail or fax, or must be hand delivered to the 2019 Annual Meeting in order be valid. You may fax the ballot to us at (605) 627-5869 or mail to us at PO Box 500, Volga, South Dakota 57071.

Date:
Signature

Print Name

Date:
Signature

Print Name
PLEASE NOTE: If capital units are jointly owned, such as joint ownership between a husband and wife, both joint owners must sign the ballot for it to be valid.

CLASS A MEMBER BALLOT - DISTRICT #3
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
2019 Annual Meeting
By signing below, I certify that:

•	I am either the owner or the authorized representative of the owner of Class A Capital Units of South Dakota Soybean Processors, LLC, and have full power and authority to vote such capital units; and

•	I vote such capital units on the following matters as set forth below.
PROPOSAL ONE: MANAGER ELECTION. Please place an X in the box next to the nominee for which you wish to vote, by marking “For” or “Abstain.” YOU MAY CAST YOUR VOTE FOR ONLY ONE NOMINEE.

	For	Abstain
Jeff Hanson	☐	☐
PROPOSAL TWO: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY). Please place an X in the box next to your choice. YOU MAY ONLY VOTE BY MAKING ONE SELECTION.

☐ For	☐ Against	☐ Abstain
Ballots must be RECEIVED by 10:00 p.m. (CDT) on Tuesday, June 18. 2019 at our office, either by mail or fax, or must be hand delivered to the 2019 Annual Meeting in order be valid. You may fax the ballot to us at (605) 627-5869 or mail to us at PO Box 500, Volga, South Dakota 57071.

Date:
Signature

Print Name

Date:
Signature

Print Name
PLEASE NOTE: If capital units are jointly owned, such as joint ownership between a husband and wife, both joint owners must sign the ballot for it to be valid.

CLASS A MEMBER BALLOT - DISTRICT #4
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
2019 Annual Meeting
By signing below, I certify that:

•	I am either the owner or the authorized representative of the owner of Class A Capital Units of South Dakota Soybean Processors, LLC, and have full power and authority to vote such capital units; and

•	I vote such capital units on the following matters as set forth below.
PROPOSAL ONE: MANAGER ELECTION. Please place an X in the box next to the nominee for which you wish to vote, by marking “For” or “Abstain.” YOU MAY CAST YOUR VOTE FOR ONLY ONE NOMINEE.

	For	Abstain
Gary Kruggel	☐	☐
Ronald Welter	☐	☐
PROPOSAL TWO: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY). Please place an X in the box next to your choice. YOU MAY ONLY VOTE BY MAKING ONE SELECTION.

☐ For	☐ Against	☐ Abstain
Ballots must be RECEIVED by 10:00 a.m. (CDT) on Tuesday, June 18, 2019 at our office, either by mail or fax, or must be hand delivered to the 2019 Annual Meeting in order be valid. You may fax the ballot to us at (605) 627-5869 or mail to us at PO Box 500, Volga, South Dakota 57071.

Date:
Signature

Print Name

Date:
Signature

Print Name
PLEASE NOTE: If capital units are jointly owned, such as joint ownership between a husband and wife, both joint owners must sign the ballot for it to be valid.

CLASS A MEMBER BALLOT - DISTRICT #5
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
2019 Annual Meeting
By signing below, I certify that:

•	I am either the owner or the authorized representative of the owner of Class A Capital Units of South Dakota Soybean Processors, LLC, and have full power and authority to vote such capital units; and

•	I vote such capital units on the following matters as set forth below.
PROPOSAL ONE: MANAGER ELECTION. Please place an X in the box next to the nominee for which you wish to vote, by marking “For” or “Abstain.” YOU MAY CAST YOUR VOTE FOR ONLY ONE NOMINEE.

	For	Abstain
Ned Skinner	☐	☐
PROPOSAL TWO: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY). Please place an X in the box next to your choice. YOU MAY ONLY VOTE BY MAKING ONE SELECTION.

☐ For	☐ Against	☐ Abstain
Ballots must be RECEIVED by 10:00 a.m. (CDT) on Tuesday, June 18, 2019 at our office, either by mail or fax, or must be hand delivered to the 2019 Annual Meeting in order be valid. You may fax the ballot to us at (605) 627-5869 or mail to us at PO Box 500, Volga, South Dakota 57071.

Date:
Signature

Print Name

Date:
Signature

Print Name
PLEASE NOTE: If capital units are jointly owned, such as joint ownership between a husband and wife, both joint owners must sign the ballot for it to be valid.